Exhibit 99

For Immediate Release

FOR: CONTACT:	QUIXOTE CORPORATION Daniel P. Gorey Chief Financial Officer Joan R. Riley Director of Investor Relations (312) 467-6755	Investor Relations: Eric Boyriven/Bob Joyce FD (212) 850-5600

QUIXOTE CORPORATION REPORTS FISCAL 2008 FOURTH QUARTER RESULTS

•                  EPS from continuing operations of $0.24 for the fourth quarter of fiscal 2008

•                  International sales increase 44% over the fourth quarter last year

CHICAGO, IL, August 13, 2008 – Quixote Corporation (Nasdaq: QUIX) today reported results for its fiscal 2008 fourth quarter and full year ended June 30, 2008.

As previously announced, in July 2008 the Company sold its Intersection Control segment to Signal Group, Inc. for $20 million in an all cash transaction.  As a result, the financial statements for the fourth quarter of 2008 and all prior periods have been reclassified to reflect the Intersection Control segment as a discontinued operation.

For the fiscal 2008 fourth quarter, net sales were $28,554,000 compared to net sales of $34,831,000 in the fourth quarter of fiscal 2007.   Earnings from continuing operations for the fourth quarter of fiscal 2008 were $2,239,000, or $0.24 per diluted share, compared to earnings from continuing operations of $2,884,000, or $0.32 per diluted share, for the fourth quarter of fiscal 2007.  Net earnings for the fourth quarter of fiscal 2008 were $406,000, or $0.04 per diluted share, which included a loss from discontinued operations of $1,833,000, or $0.20 per diluted share.  The loss from discontinued operations for the fourth quarter of fiscal 2008 included a loss of $1,326,000, or $0.15 per diluted share, from the write-down of the assets of the Intersection Control segment to fair market value.  Net earnings for the fourth quarter of fiscal 2007 were $2,529,000, or $0.28 per diluted share, which included a loss from discontinued operations of $355,000, or $0.04 per diluted share.

For the full fiscal year 2008, net sales were $101,806,000 compared to net sales of $107,774,000 in fiscal 2007.  Earnings from continuing operations for fiscal 2008 were $3,119,000, or $0.34 per diluted share, compared to earnings from continuing operations of $4,815,000, or $0.53 per diluted share, in fiscal 2007.  Net earnings for fiscal 2008 were $471,000, or $0.05 per diluted share, which included a loss from discontinued operations of $2,648,000, or $0.29 per diluted share.   The net loss for fiscal 2007 was $3,579,000, or $0.40 per diluted share, which included a loss from discontinued operations of $8,394,000, or $0.93 per diluted share.

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QUIXOTE CORPORATION REPORTS FISCAL 2008 FOURTH QUARTER RESULTS

Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “Our performance in the fourth quarter was helped by an impressive 44% increase in international sales.  However, overall sales in both our Protect & Direct and Inform segments declined as we continue to see domestic economic pressures impact state and municipal spending on transportation safety products in the U.S.  Due to the lower sales volumes, we also saw lower profitability in both segments.  Our strong international sales were driven by growth in both the European and Asia-Pacific regions.  Approximately 24% of our overall sales were generated from international sales in fiscal 2008, compared with 19% a year ago.  Looking forward, we expect our international sales to be an increasingly important part of our overall business.”

 Mr. Jezuit continued, “The recent sale of the Intersection Control segment is an important step for Quixote that strengthens our financial position and provides us with additional capital as we strategically focus on our significant international growth opportunities.  One recent international initiative was the opening of a new office in Dubai, which resulted in nearly $1 million in revenue this year.  We believe our local presence in the Middle East will be an important factor in penetrating this very attractive market.  In addition, we also plan to continue investing in the development of new products, such as our VorteqTM truck-mounted attenuator and our Vulcan® moveable steel barrier, which will help increase sales both here and abroad by offering our customers increasingly innovative solutions to address their needs.”

Mr. Jezuit concluded, “While the domestic marketplace remains challenging, we are taking the necessary steps to move forward as a stronger company, and plan to continue investing in international opportunities and in new product lines to position ourselves in the most compelling markets with industry-leading products and services.  While the near-term outlook for domestic state and municipal spending on transportation safety products remains uncertain, there remains a need to invest in an aging U.S. infrastructure that has to be addressed.  We believe our current strategic focus will help offset the current uncertainty in the domestic market and position us for long term growth once domestic infrastructure spending improves.”

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, today, August 13, 2008, to further discuss its quarterly results and corporate developments.  This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company’s homepage.

QUIXOTE CORPORATION REPORTS FISCAL 2008 FOURTH QUARTER RESULTS

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc. and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2007, under the caption “Forward-Looking Statements” and “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(3 Tables to Follow)

QUIXOTE CORPORATION REPORTS FISCAL 2008 FOURTH QUARTER RESULTS

Quixote Corporation
Earnings Summary

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007

Net sales	$28,554,000	$34,831,000	$101,806,000	$107,774,000
Cost of sales	17,268,000	20,179,000	64,967,000	64,255,000
Gross profit	11,286,000	14,652,000	36,839,000	43,519,000

Operating expenses:
Selling & administrative	6,282,000	7,991,000	24,845,000	28,346,000
Research & development	1,047,000	910,000	3,650,000	3,453,000
Gain on sale of assets				(518,000)
	7,329,000	8,901,000	28,495,000	31,281,000

Operating profit	3,957,000	5,751,000	8,344,000	12,238,000

Other income (expense):
Interest income		2,000	338,000	19,000
Interest expense	(1,032,000)	(1,089,000)	(4,338,000)	(4,478,000)
	(1,032,000)	(1,087,000)	(4,000,000)	(4,459,000)

Earnings from continuing operations before income taxes	2,925,000	4,664,000	4,344,000	7,779,000
Income tax provision	686,000	1,780,000	1,225,000	2,964,000

Earnings from continuing operations	2,239,000	2,884,000	3,119,000	4,815,000
Discontinued operations:
Loss from operations, net of income taxes	(507,000)	(355,000)	(1,322,000)	(8,394,000)
Loss on write-down of assets held for sale, net of income taxes	(1,326,000)		(1,326,000)
Net loss from discontinued operations	(1,833,000)	(355,000)	(2,648,000)	(8,394,000)

Net earnings (loss)	$406,000	$2,529,000	$471,000	$(3,579,000)

Per share data - basic:
Net earnings from continuing operations	$0.24	$0.32	$0.34	$0.54
Net loss from discontinued operations	$(0.20)	$(0.04)	$(0.29)	$(0.94)
Net earnings (loss)	$0.04	$0.28	$0.05	$(0.40)
Average common shares outstanding	9,138,938	9,022,978	9,092,139	8,945,855

Per share data - diluted:
Net earnings from continuing operations	$0.24	$0.32	$0.34	$0.53
Net loss from discontinued operations	$(0.20)	$(0.04)	$(0.29)	$(0.93)
Net earnings (loss)	$0.04	$0.28	$0.05	$(0.40)
Average diluted common shares outstanding	9,138,938	9,093,378	9,121,103	9,026,346

QUIXOTE CORPORATION REPORTS FISCAL 2008 FOURTH QUARTER RESULTS

Quixote Corporation
Balance Sheet

(Unaudited)

	As of June 30,	As of June 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$408,000	$848,000
Accounts receivable, net	23,801,000	25,896,000
Inventories, net	19,389,000	17,926,000
Other current assets	2,602,000	5,433,000
Assets of business held for sale	20,671,000	14,146,000
	66,871,000	64,249,000

Property, plant and equipment, net	16,711,000	16,223,000
Intangible assets and other, net	23,847,000	24,746,000
Assets of business held for sale	15,538,000	14,156,000
	$122,967,000	$119,374,000

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$17,600,000	$5,122,000
Other current liabilities	14,426,000	16,393,000
Current liabilities of business held for sale	6,045,000	4,606,000
Long-term debt, net	40,000,000	47,000,000
Other long-term liabilities	1,004,000	1,045,000
Shareholders’ equity	43,892,000	45,208,000
	$122,967,000	$119,374,000

Quixote Corporation
Other Information

(Unaudited)

	Twelve Months Ended June 30,
	2008	2007

Depreciation and amortization expense	$3,700,000	$3,800,000
Capital expenditures	$3,400,000	$2,100,000

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